R&D AGREEMENT BETWEEN

WEIFANG SHENGTAI MEDICINE CO. LTD. ANDHUBEI UNIVERSITY OF TECHNOLOGY

ONE, PARTIES:

A: WEIFANG SHENGTAI MEDICINE CO. LTD.

B: HUBEI UNIVERSITY OF TECHNOLOGY

 In order to improve the economic of WEIFANG SHENGTAI MEDICINE CO.LTD’s development. Achieve high technical standard and accelerate the commercialization of HUBEI UNIVERSITY OF TECHNOLOGY research findings. Parties should comply The principle of fairness and mutual assistance, After consultation, both parties should abide by the contract.

TWO, Method and principle coorperation:

1, Both side agree with the basic project as a link the peinciple of the marketing interesting. Built long term of contact. For the production and development of combining the sustainable development strategy, to advance the development of WEIFANG SHENGTAI MEDICINE CO.LTD and HUBEI UNIVERSITY OF TECHNOLOGY.

2, For the agreement, Both sides to take certain project implementation, HUBEI UNIVERSITY OF TECHNOLOGY shuold sent a professor rely a departments, WEIFANG SHENGTAI MEDICINE CO.LTD will sent some pesquisador harmonized,to improve the development of cooperation

3, As the cooperation of main method implement the accepted areas of cooperation, Concrete cooperation project according to the specific circumstances

THREE, The main field of the cooperation

For making a new process of new varieties solve difficult technical problems as the main content, for optimize the industrial structure and promote enterprise development as the main goal ,cooperate with corn deep processting series products of the company,specific cooperate contents are as follows:

1,Sewage treatment in the process of corn deep processing and development and utilization of sludge after methane fermentation, related to the development of bio-flocculant and the development of organic fertilizer

2, Protein substances utilization after the initial processing of corn starch, related to the product development of  protein powder and foam power.

3,Utilization of the water of soaking corn,yellow pigment and Phytic acid.

4.The technological innovation for extraction process of corn starch

5.Define the pharmaceutical dextrose standard and develop the technology of dextrose derivatives

6.The multipurpose use of sugar dust and dietary fiber

FOUR, The organize and actualize of cooperation

The both parties build the cooperation execute solution,then the relative colleages from both siades establish the technological team and confirm the technological leader.The two parties have to make sure the stability of the team staff.

Only when the both sides confirm to carry on a detailed project,they could start Cost Fund,and the detailed charges should be confirmed by both sides.

On the implementation process,the two leader of each side are responsible for all the works it could be met in the process such as the implementation process,assessment,Appraisal or declaration of the result and supervising,checking,directing.

FIVE, The Collect of Cost Fund

1.The both parties based on the Cost Fund management method signed by WEIFANG SHENGTAI MEDICINE CO.,LTD AND HUBEI INDUSTRY UNIVERSITY to pay the first phase project development charge RMB500,000 at the end of 2011 and pay the second one RMB500,000 before the June ,2011.

2.The both partied agree to unite to get the Cost Fund support from the city,province and country government.When successfully apply these kind of project,the Cost Fund differentiate proportional is 50% for each other.

SIX, The Results ownership

1.During project execution,the result of intellectual property studied by each party alone belongs to themselves.

2.During project execution,the result studied by two partied together,the intellectual property belongs to the two parties,and each party is forbidden cooperate with the third party without the permission of the second party.

3..During project execution,each party is forbidden to invade and damage the intellectual property without the permission of the second party.

SEVEN, Contract Breach and Dispute Resolution

1.The two sides pledge, strengthen organization leadership responsibility between the parties to ensure the implementation of the project according to contract.

2.The two sides agree,the disputes incured during the period of cooperation will be negotiated settlement by people responsible for technology of both sides.

EIGHT, Cooperation Period

This agreement shall take effect on the Effective Date and shall continue for a period of three (3) years.

NINE, Supplementary Provisions

1.The agreement can not be used for applying for any other project by either Party without issue consent document by other Party.If there is no specific cooperation project in one year after formally signing,the Agreement will terminate automatically.

2.The peoblems that the agreement does not solve,will be negotiated settlement by both sides.

The agreement shall take effect on signature and seal Date by the two sides and shall be signed in four (4) counterparts.The two sides hold two counterparts,respectively. Both versions shall be equally authentic.